Exhibit 23.3





INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Parlex Corporation and Subsidiaries on Form S-2 of our report dated August 5, 1997, appearing in and incorporated by reference in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.



Deloitte & Touche LLP

Boston, Massachusetts
September 26, 1997